UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2017

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On July 25, 2017, the Board of Directors of the Company declared a dividend on the Company’s outstanding common stock, outstanding 6.125% Perpetual Preferred Stock, Series C Depositary Shares, and outstanding 5.375% Preferred Stock, Series D Depositary Shares. The Board of Directors also authorized the repurchase of up to $15 million of Associated Banc-Corp’s 5.375% Series D Perpetual Preferred Stock. Repurchases under such programs are subject to regulatory approval and may occur from time to time in open market purchases, block transactions, accelerated share repurchase programs or similar facilities. The press release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: July 25, 2017	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel,
Corporate Secretary and Chief Risk Officer

Exhibit Index
Exhibit
Number

99.1 Press Release dated July 25, 2017

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